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                                                           EXHIBIT 1.A.(5)(b)(5)
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[LOGO]   MERRILL          Merrill Lynch Life Insurance Company                                                          LITTLE ROCK,
          LYNCH                                                                                                             ARKANSAS

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                                  FLEXIBLE PREMIUM PARTIAL WITHDRAWAL RIDER

                                  This rider gives the owner the right to make partial withdrawals during the period shown in Policy
                                  Schedule 2 subject to the requirements below.

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REQUIREMENTS FOR                  Each partial withdrawal is subject to the following
EACH PARTIAL                      requirements:
WITHDRAWAL                        -        The minimum and maximum amount of a partial withdrawal and the frequency at which withdrawals are permitted are shown in Policy Schedule 2.
                                  -        The amount of a partial withdrawal may not exceed the loan value as of the effective date of a partial withdrawal, less any existing policy debt as of such date.
                                  -        A partial withdrawal may be repaid.
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REQUESTING A PARTIAL              The request for a partial withdrawal must be in a form
WITHDRAWAL                        satisfactory to us.  The effective date of the withdrawal will be the date the request is received at our Service Center.

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EFFECT OF A PARTIAL               As of the effective date of a partial withdrawal:
WITHDRAWAL ON TOTAL               -        The total investment base, net cash surrender
INVESTMENT BASE, NET                       value and fixed base of this policy will be
CASH SURRENDER VALUE                       reduced by the partial withdrawal.
AND DEATH BENEFIT                 -        The reduction in the total investment base will    be allocated among the investment
                                           divisions in accordance with the owner's instructions.  If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the division in proportion to the investment base in each division as of the effective date of the partial withdrawal.
                                  -        The Variable Insurance Amount will reflect the partial withdrawal.
                                  -        Any amounts payable under the Suicide and Limits on Our Contesting This Policy provisions of this policy will be reduced by the amount of partial withdrawals, unless the death benefit payable under this policy has already been reduced to reflect the partial withdrawal.
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MPWRFP87(5/89)    SPECIMEN               1                               6/20/89
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                                  As of the policy processing date on or next following the effective date of a partial withdrawal the guaranteed benefits will decrease.  See EFFECT OF A PARTIAL WITHDRAWAL ON GUARANTEED BENEFITS.
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EFFECT OF A PARTIAL               As of the policy processing date on or next following
WITHDRAWAL ON                     the effective date of a partial withdrawal:
GUARANTEED BENEFITS
                                  (1)      We take the fixed base as of such date.
                                  (2)      We will apply the amount in (1) as a net single premium for the Guarantee Period to reduce the face amount of this policy.  See NOTE ON OUR COMPUTATIONS.
                                  (3)      If the face amount in (2) is less than the greater of:
                                           (a)     the minimum face amount for which we would then issue this policy based on the sex, attained age and underwriting class as of the policy processing date on or next following the effective date of the partial withdrawal; or
                                           (b)     the minimum amount required to keep this policy qualified as life insurance under applicable tax laws as interpreted by us.
                                           We will set the face amount at such minimum and redetermine the Guarantee Period based on this face amount, the amount in (1) and your sex, attained age and underwriting class.
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WHEN WE WILL PAY                  We'll usually pay the amount of the partial withdrawal to the owner within 7 days after we
THE PARTIAL                       received a request satisfactory to us.  But we may delay paying the amount of the partial
WITHDRAWAL                        withdrawal when:
                                  -        the NYSE is closed for trading;
                                  -        the SEC determines that a state of emergency exists; or
                                  -        an order of the SEC permits a delay for the protection of policyowners.
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MPWRFP87(5/89)    SPECIMEN             2                                 6/20/89
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NOTE ON OUR                       Our computations will be based on the interest rate shown in Policy Schedule 2 and the guaranteed
COMPUTATIONS                      maximum cost of insurance rates shown in Policy Schedule 5.

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NOTICE                            We will send the owner a notice of how the policy benefits are affected by a partial withdrawal.

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                                  This rider is part of the policy to which it's attached.



                                  /s/  BARRY G. SKOLNICK            /s/  THOMAS H. PATRICK
                                  ------------------------          ------------------------
                                  Barry G. Skolnick                 Thomas H. Patrick
                                     Secretary                        President
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MPWRFP87(5/89)    SPECIMEN                3                              6/20/89
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                               POLICY SCHEDULE 2
                                  (CONTINUED)

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Policy Riders,                    Partial Withdrawal Rider
if any                                     -       Withdrawals permitted once per policy year beginning policy year 16.

                                           -       Maximum Withdrawal: 25% of premium, minus any prior withdrawals, in policy year
                                                   16:  50% in policy year 17: 75% in policy year 18: and 100% in policy years 19 and later.

                                           -       Minimum withdrawal: $500

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SCH2                   SPECIMEN                                POLICY SCHEDULE 2
                                       4
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                               POLICY SCHEDULE 2
                                  (CONTINUED)

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Policy Riders,                    Partial Withdrawal Rider
if any                                     -       Withdrawals permitted once per policy year beginning policy year 2.

                                           -       Maximum Withdrawal:
                                                   Withdrawal value is equal to 80% x (a+b) -b where:
                                                   a = current net cash surrender value, and
                                                   b = sum of all prior withdrawals.

                                           -       Minimum Withdrawal: $500
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SCH2                    SPECIMEN                               POLICY SCHEDULE 2
                                       5